EXHIBIT 99.1

Royalty Management Holding Corporation 12115 Visionary Way, Suite 174 Fishers, Indiana 46038

May 3, 2024

Benjamin F. Borgers CPA

BF Borgers CPA P.C.

5400 W Cedar Ave

Lakewood, CO 80226

REF: Royalty Management Holding Corporation

Dear Mr. Borgers,

This letter informs you that the Audit Committee of the Board of Directors of Royalty Management Holding Corporation has voted to dismiss BF Borgers CPA P.C. as its PCAOB auditor. This dismissal is effective May 3, 2024. A copy of the draft 8k is attached to this letter.

Sincerely,

____________________________________

Thomas Sauve

Chairman of the Board of Directors

Chief Executive Officer

Royalty Management Holding Corporation

Attachment: RMCO 8k 5-3-2024